Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with all amendments, supplements or other modifications, this “Agreement”) is effective as of March 15, 2018 by and between SAKER AVIATION SERVICES, INC., a corporation organized under the laws of the State of Nevada and having an address at 20 South Street, Pier 6 East River, New York, NY 10004, (“Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association with a banking office at 731 Chestnut Street, Emmaus PA 18049 (“Lender”).

As a condition precedent to Lender’s making any loans or to otherwise extend credit to Borrower under the Loan Agreement, Borrower agreed to execute an deliver to Lender a security agreement substantially in the form hereof. Borrower wishes to grant a security interest in favor of Lender as hereafter provided. In consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.     Definitions. Capitalized terms that are used in this Agreement, but not otherwise defined in this Agreement, shall have the meanings specified in the Loan Agreement dated as of even date herewith by and between Borrower and Lender (the “Loan Agreement”). All terms (capitalized or otherwise) that are (a) now or hereafter defined in the Uniform Commercial Code (“UCC”) as in effect in the Commonwealth of Pennsylvania and (b) used herein, but not defined in this Agreement or in the Loan Agreement, shall have, in each such instance, the meanings specified in the Pennsylvania UCC, unless the context dictates otherwise.

2.     Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in and pledge of (“Security Interest”) all of the following property, assets and rights of Borrower, whether now existing or hereafter acquired or created, and wherever located (all of the same being the “Collateral”):

(a)     all equipment, fixtures, inventory, and goods (excluding consumer goods);

(b)     all accounts, chattel paper, documents, instruments, investment property, general intangibles, and letter-of-credit rights, and any commercial tort claims disclosed by Borrower to Lender pursuant to the terms herein;

(c)     all deposit accounts, money, cash, and other funds deposited in any deposit accounts, property in Lender’s control or possession, insurance refunds, insurance claims, tax refunds, tax refund claims and other rights to the payment of money;

(d)     all software, books, records and files of whatever type or nature, whether or not written, stored electronically or electromagnetically or in any other form;

(e)     all supporting obligations of, all increases or profits received from, all insurance or condemnation proceeds of, all tort or other claims against third parties arising out of damage to or destruction of, all property received wholly or partly in trade or exchange of the foregoing Collateral; and

(f)     all attachments, accessions, parts and appurtenances to, and all substitutions for, and all replacements of, and all proceeds of, all of the foregoing Collateral.

3.     Obligations Secured. The Security Interest granted by Borrower herein secures the full, prompt and complete payment and performance of all of the Obligations (as defined in the Loan Agreement).

4.     Representations and Warranties of Borrower. Borrower represents and warrants, and so long as any Obligations remains unpaid shall be deemed continuously to represent and warrant, that:

(a)     Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and its exact name is that indicated on the signature page hereof;

(b)     The Charter Documents of Borrower delivered to Lender are valid and in full force and effect and have not been amended, restated, replaced or otherwise modified;

(c)     Borrower is the owner of the Collateral free and clear of any right or claim of any Persons or any security interest, lien or other encumbrances, except the Security Interest in favor of Lender and any liens identified on Schedule A attached hereto (“Permitted Liens”);

(d)     Borrower has the power and authority to own the Collateral, to grant the Security Interest and to enter into and perform this Agreement and any other document or instrument delivered in connection herewith; and

(e)     Except as may hereafter be disclosed in writing by Borrower to Lender, the Collateral is located at and used in connection with Borrower’s business operations at the address(es) specified on Schedule A hereto, and Borrower’s records concerning the Collateral are kept only at such address(es).

5.     Covenants of Borrower. Borrower covenants and agrees as follows:

(a)     Restrictions on Transfers. Borrower will defend the Collateral against the claims and demands of all other Persons at any time claiming interests adverse to Lender including, without limitation, defenses, setoffs, claims and counterclaims asserted by any obligor against Borrower and/or Lender. Borrower will keep the Collateral free from any right or claim of any other Person or any security interests, liens or other encumbrances, except for Permitted Liens, and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Lender except for sales of inventory in the ordinary course of Borrower’s business. Borrower shall not pledge, mortgage, create or suffer to exist any right of any Person in or claim by any Person to the Collateral or any security interest in the Collateral in favor of any Person, or become bound by a security agreement in favor of any Person as secured party except for Permitted Liens, if any;

(b)     Books and Records. Borrower will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral, and at Lender’s request, Borrower will mark any and all such records to indicate the Security Interest and will permit Lender or its agents to inspect the Collateral and to audit and make extracts from such records or any of Borrower’s books, ledgers, financial reports, correspondence or other records;

(c)     Delivery of Collateral to Lender. Except in connection with Permitted Liens, if any, Borrower will deliver to Lender, upon demand, any instruments, documents and chattel paper constituting, representing or relating to the Collateral or any part thereof and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof;

(d)     Borrower Information. Without thirty (30) days’ prior written notice to Lender, Borrower will not (i) change its state of personal residence, business addresses or chief executive office, or (ii) make any change in Borrower’s name (such as a change in name on Borrower’s driver’s license, if an individual), state of organization, identity or type of organization;

(e)     Maintenance of Collateral. Borrower will keep the Collateral in good condition, working order and repair and will not use the Collateral in violation of any provisions of this Agreement, any applicable Law or governmental regulation or of any policy insuring the Collateral, unless the failure to so keep the Collateral will not have a material adverse effect on Borrower, the Collateral, or the business, operation, assets or affairs of Borrower;

(f)     Taxes and Insurance. Borrower will (i) promptly pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral other than taxes, assessments, fees and charges being contested in good faith by appropriate proceedings being diligently pursued, and (ii) at all times keep the Collateral insured against loss, damage, theft and other risks, in such amounts, with such financially sound and reputable insurance carriers and under such form of policies as shall be acceptable to Lender, with appropriate endorsements designating Lender as lender loss payee and additional insured, as requested by Lender, and which policies of insurance shall provide that all losses thereunder shall be payable to Lender, as its interest may appear, and Lender may apply any proceeds of such insurance received by it toward payment of any of the Obligations, whether or not due, in such order of application as Lender may determine. The original or duplicates of such policies of insurance or certificates thereof shall be delivered to Lender, no later than the date hereof, upon each renewal and upon its request. In the event of failure by Borrower to provide and maintain such insurance, Lender may, at its option, provide such insurance and charge the cost thereof to Borrower;

(g)     No Accession. Borrower will not permit any part of the Collateral to be or become an accession to other goods not covered by this Agreement;

(h)     Change of Location. Borrower will maintain possession of all tangible Collateral at the locations set forth on Schedule A hereto except on the satisfaction of the following conditions: (i) Borrower has given Lender at least thirty (30) days’ prior notice of such action, (ii) Borrower has complied with the other terms of this Agreement, (iii) such new location is within the continental United States, (iv) Lender continuously maintains its first priority Lien thereon, and (v) if requested by Lender, Borrower has caused to be delivered to Lender a landlord waiver, bailee, warehouseman or similar written agreement, in form and substance acceptable to Lender. Notwithstanding the foregoing, the limitations in this clause will not apply to (A) inventory in transit, (B) sales of inventory in the ordinary course of business, (C) disposal of Collateral as expressly permitted by this Agreement or the other Loan Documents, (D) Collateral in the possession of Lender, and (E) Collateral comprised of books and records of Borrower, to the extent that Borrower maintains possession of such books and records at its chief executive office;

(i)     Commercial Tort Claims. If Borrower shall at any time hold or acquire Collateral comprised of one or more commercial tort claims with an aggregate reasonably anticipated value in excess of $50,000.00, Borrower shall promptly notify Lender in a writing signed by Borrower of the particulars thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender in good faith;

(j)     Third Party Waivers. If all or any part of the Collateral is located on property which is not owned by Borrower, Borrower will deliver to Lender for each such location a landlord’s waiver or other third party Waiver, as applicable; and

(k)     Lender Requests. Borrower will execute and deliver to Lender such certificates of title, assignments and other documents and will take such other actions relating to the Security Interest and the validity, enforceability, priority and perfection thereof as Lender may reasonably request and will pay all costs of title searches and filing financing statements, certificates of title, assignments and other documents in all public offices requested by Lender.

6.     Accounts and Account Debtors. Borrower authorizes Lender (and any of Lender’s designated officers, employees or agents), without further authorization from Borrower, to sign its name and to take any of the following actions, in its name or in the name of Lender, as Lender may determine, at any time (except as expressly limited in this Section 6) without notice to Borrower and at Borrower’s expense: (a) verify the validity and amount of, or any other matter relating to, the accounts with account debtors; (b) notify all account debtors that the accounts have been assigned to Lender and that Lender has a Security Interest in the accounts; (c) take control in any manner of any cash or noncash items of payment or proceeds of the accounts; (d) in any case and for any reason, notify the United States Postal Service to change the addresses for delivery of mail addressed to Borrower to such address as Lender may designate; (e) in any case and for any reason, receive, open and dispose of all mail addressed to Borrower; and (f) upon demand for repayment of the Obligations or upon the occurrence of an Event of Default, as applicable, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Lender may: (i) demand payment of any accounts or instruct any account debtors to make payment of accounts directly to Lender (whether to a lockbox account or otherwise); (ii) receive and collect all monies due or to become due to Borrower; (iii) exercise all of Borrower’s rights and remedies with respect to the collection of the accounts; (iv) settle, adjust, compromise, extend, renew, discharge or release the accounts; (v) endorse the name of Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to accounts or goods pertaining to accounts or upon any checks or other medium of payment or evidence of security interest that may come into Lender’s possession; (vi) sign the name of Borrower to verifications of accounts sent by account debtors to Borrower; or (vii) take all other actions necessary or desirable to protect Borrower’s interest(s) in the accounts.

Borrower irrevocably authorizes and directs each account debtor to honor any demand by Lender that all payments in respect of the accounts thereafter be paid directly to Lender. In each such case account debtor may continue directing all such payments to Lender until account debtor shall have received written notice from Lender either that the Obligations have been paid in full or that Lender has released its Security Interest. No account debtor shall have any responsibility to inquire into Lender’s right to make any such demand or to follow Lender’s disposition of any moneys paid to Lender by an account debtor.

Borrower further agrees to use its best efforts to assist Lender in the collection and enforcement of the accounts and will not hinder, delay or impede Lender in any manner in its collection and enforcement of the accounts.

Notwithstanding the foregoing, it is understood and agreed that any exercise of the authority under this section by Lender shall be on behalf of Lender and not on behalf of Borrower. Lender is not an agent or fiduciary of Borrower. However, in exercising the authorization granted hereby, Lender shall exercise reasonable caution and prudence, and Lender shall keep full and accurate record of all actions, receipts and disbursements.

7.      Verification and Further Assurances of Collateral. Lender shall have the right to verify all or any Collateral in any manner and through any medium Lender may consider appropriate, and Borrower agrees to furnish all assistance and information and perform any acts which Lender may reasonably require in connection therewith. Borrower will execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further assurances and other agreements or instruments, and take or cause to be taken all such other actions, as Lender shall reasonably request from time to time to permit Lender to exercise the rights and remedies and have the benefit of the Liens granted to Lender under this Agreement and the other Loan Documents.

8.      Remedies Upon Events of Default.

(a)     Collateral Repossession. Upon the occurrence of an Event of Default as set forth in the Loan Agreement, Lender’s rights and remedies with respect to the Collateral shall be those of a secured party under the Uniform Commercial Code and under any other applicable Law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Borrower and Lender, including the other Loan Documents. Without in any way limiting the foregoing, Lender, upon the occurrence and during the continuance of an Event of Default, may at any time and from time to time, with or without judicial process, enter upon any premises in which any Collateral may be located and, without resistance or interference by Borrower, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Borrower to assemble and make available to Lender at the expense of Borrower any Collateral at any place or time designated by Lender; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof. Borrower shall at Lender’s request instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding Collateral to deliver same to Lender and/or subject to Lender’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Lender’s trustee, and such Loan Party will immediately deliver them to Lender in their original form together with any necessary endorsement. In any public disposition, Lender reserves the right to credit bid. Lender may apply the net proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorney’s fees and all legal, travel and other expenses incurred by Lender in attempting to collect any part of the Obligations or enforcing this Agreement; and then to the Obligations in such order of application as Lender may elect; and Borrower shall remain liable and will pay to Lender on demand the amount of any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations.

(b)     Notice of Repossession. Without in any way requiring notice to be given in the following manner, Borrower agrees that any notice by Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Borrower if such notice is mailed by regular mail, postage prepaid, at least ten (10) days prior to such action, to the address set forth above as the location of Borrower’s chief executive office or to any other address which Borrower has specified in writing to Lender as the address to which notices hereunder shall be given to Borrower, including as set forth in the Loan Agreement.

(c)     Payments and Proceeds from Collateral. Lender may notify Borrower in writing, at any time after the occurrence of an Event of Default, and without waiving in any manner the Security Interest, that any payments on account of and proceeds from the Collateral received by Borrower (i) shall be held by Borrower in trust for Lender in the same medium in which received, (ii) shall not be commingled with any assets of Borrower, and (iii) shall be turned over to Lender not later than the next business day following the day of their receipt.

(d)     Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in enforcing this Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Obligations or any guaranty thereof, including, without limitation, if Lender retains counsel for advice, suit, insolvency proceedings or any of the above purposes, the reasonable counsel’s fees and expenses incurred by Lender.

9.      Miscellaneous.

(e)     Power of Attorney. Borrower hereby makes, constitutes and appoints Lender (with full power of substitution) its true and lawful attorney in fact to act, with full power of substitution, with respect to the Collateral in any transaction, legal proceeding, or other matter in which Lender is acting pursuant to this Agreement. Borrower hereby authorizes Lender with power of substitution and without further authorization from Borrower, to execute, authenticate and/or file on its behalf: (i) UCC financing statements reflecting the Lien of Lender upon the Collateral and any other documents necessary or desirable to perfect or otherwise continue the Security Interest granted herein; (ii) any third party agreements or assignments to grant Lender control over the Collateral, including but not limited to third party agreements between Borrower, Lender, and depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, which third party agreements direct the third party to accept direction from Lender regarding the maintenance and disposition of the Collateral and the products and proceeds thereof; and (iii) filings in the appropriate jurisdictions with appropriate governmental authorities to create and perfect the Security Interests and Liens in favor of Lender and have the same noted on any certificate of title for each item of Collateral covered by a certificate of title. Upon demand or the occurrence and during the continuance of an Event of Default, Borrower authorizes Lender (A) to make, adjust or settle and receive payment on any insurance claims with respect to the Collateral; (B) to endorse the name of Borrower on any instruments, documents or other evidences of the Collateral that may come into Lender’s possession; (C) to execute proofs of claim and loss or similar documents; (D) to execute endorsements, assignments or other instruments of sale, conveyance or transfer for any Collateral; (E) to transfer or cause to be transferred into Lender’s name, or the name of its nominee or nominees, any or all of the Collateral; and (F) to perform all other acts which Lender deems appropriate to protect and preserve the Collateral and to enforce the terms of this Agreement. It is understood and agreed that any exercise of this authorization by Lender shall be on behalf of Lender and not on behalf of Borrower. Lender is not an agent or fiduciary of Borrower. However, in exercising the authorization granted hereby, Lender shall exercise reasonable caution and prudence, and Lender shall keep full and accurate record of all actions, receipts and disbursements. This authorization is unconditional and irrevocable until the Obligations are paid in full and Borrower shall have performed all of its obligations under this Agreement. Borrower also ratifies its authorization for Lender to have filed any UCC financings statements or amendments thereto if filed prior to the date hereof.

(f)     Lender’s Performance on Borrower’s Behalf. Upon Borrower’s failure to perform any of its covenants or obligations hereunder, Lender may, but shall not be obligated to, perform any or all such covenants or obligations, and Borrower shall pay an amount equal to the expense thereof to Lender upon demand by Lender, and all such amounts shall become part of the Obligations secured hereby.

(g)     No Waiver of Remedies. No course of dealing and no delay or omission by Lender in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Lender may remedy any default by Borrower hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower. All rights and remedies of Lender hereunder are cumulative, and are in addition to any and all rights and remedies available to Lender under the Uniform Commercial Code and other applicable law in effect from time to time.

(h)     Preservation of Collateral. Lender shall have no obligation to take, and Borrower shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any instrument or chattel paper constituting Collateral whether or not in Lender’s possession. Lender shall not be responsible to Borrower for loss or damage resulting from Lender’s failure to enforce or collect any Collateral or to collect any moneys due or to become due thereunder. Borrower waives protest of any instrument constituting Collateral at any time held by Lender on which Borrower is in any way liable and waives notice of any other action taken by Lender.

(i)     Setoff. Upon and at any time and from time to time after any occurrence or existence of any Event of Default, Lender shall have the right to place an administrative hold on, and setoff against each obligation of Borrower pursuant to this Agreement, each obligation of Lender or any affiliate of Lender (in any capacity) owing to Borrower, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or certificate of deposit or in any other manner. Such setoff shall become effective at the time Lender determines even though evidence thereof is not entered in the records of Lender until later.

(j)     Successors and Assigns. The rights and benefits of Lender hereunder shall, if Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof. Borrower shall include its heirs, executors or administrators, or permitted successors or assigns. Lender shall include its successors or assigns.

(k)     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

(l)     Amendments and Waivers. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be binding except by a written agreement subscribed by Borrower and by a duly authorized officer of Lender.

(m)    Suretyship Waivers. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable. Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto. Borrower further waives any and all other suretyship defenses.

(n)     Governing Law. This Agreement and the transaction evidenced hereby shall be construed under the laws of the Commonwealth of Pennsylvania as the same may from time to time be in effect. All terms defined in the Uniform Commercial Code, unless otherwise defined in this Agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code adopted in the Commonwealth of Pennsylvania, as in effect on the date of this Agreement and as the same may be amended, modified or supplemented from time to time.

(o)     Term. This Agreement is and is intended to be a continuing Security Agreement and shall remain in full force and effect until all of the Obligations and any extensions or renewals thereof shall be paid in full.

(p)     Limitation of Liability. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives any claim against Lender, on any theory of liability, for special, indirect, consequential or punitive damages (but excluding direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any related loan documents, the transactions contemplated hereby or thereby or any loan or the use of the proceeds.

(q)     Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. Borrower agrees that in any legal proceeding, a copy of this Agreement kept in Lender’s course of business may be admitted into evidence as an original.

(r)     Notices. Any notices under or pursuant to this Agreement shall be given in accordance with the Loan Agreement.

(s)     Venue. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE COLLATERAL OR ANY OTHER COLLATERAL TO THE JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR A COURT OF THE UNITED STATES LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, AND (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING.

(t)     Waiver of Jury Trial. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND IN, ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (i) THIS AGREEMENT, ANY RELATED LOAN DOCUMENT OR ANY COLLATERAL, (ii) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENT, OR (iii) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY COLLATERAL. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Security Agreement by its duly authorized officers as of the date set forth above.

SAKER AVIATION SERVICES, INC.

By: __________________________________________________________

Name:  _______________________________________________________

Title:  ________________________________________________________

03/12/2018 28995077

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE A

Locations at which Borrower’s business is conducted and at which the Collateral and records concerning Collateral are located:

Address
20 South Street, Pier 6 East River, New York, NY 10004
Such other locations (leased or owned) as disclosed to Lender from time to time under the Loan Agreement

“Permitted Liens” as used in this Agreement means:

Name of Lienholder	Collateral	Lien Position
None